[ACS]                       ACS HOLDINGS INC


May 17, 2005


BOARD OF DIRECTORS
ACS HOLDINGS INC


RE: RESIGNATION


Dear Fellow Board Members:


The undersigned, James V. Sadrianna, currently the Chief Financial Officer of ACS Holdings Inc., a Nevada corporation, submits this as my letter of resignation and I do therefore resign as CFO of the Company.

I am resigning to take another position. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.


                                                    Sincerely,

                                                    /s/James V. Sadrianna
                                                    James V. Sadrianna


                     7658 Municipal Drive, Orlando, FL 32819
                        Phn 407 226 6866 Fax 407 226 3977